Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to (i) the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-220997 on Form S-11 of our report dated March 28, 2019, relating to the consolidated financial statements of Starwood Real Estate Income Trust, Inc. appearing in Starwood Real Estate Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and (ii) to the reference to us under the heading “Experts” in the prospectus contained in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 10, 2019